            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payor--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payor.



----------------------------------------------------------------------------------
                                             Give the
                                             SOCIAL SECURITY
For this type of account:                    number of--
----------------------------------------------------------------------------------
 1. An individual's account                  The individual
 2. Two or more individuals (joint           The actual owner of the account
    account)                                 or, if combined funds, the first
                                             individual on the account (1)
 3. Husband and wife (joint                  The actual owner of the account
    account)                                 or, if joint funds, either person (1)
 4. Custodian account of a minor             The minor (2)
    (Uniform Gift to Minors Act)
 5. Adult and minor (joint account)          The adult, or if the minor is the
                                             only contributor, the minor (1)
 6. Account in the name of                   The ward, minor, or incompetent
    guardian or committee for a              person (3)
    designated ward, minor or
    incompetent person
 7.  a.The usual revocable savings           The grantor-trustee (1)
       trust account (grantor is also
       trustee)
     b.So-called trust account that          The actual owner (1)
       is not a legal or valid trust
       under state law
8. Sole proprietorship account               The owner (4)
----------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                          Give the EMPLOYER
                                          IDENTIFICATION
For this type of account:                 number of--
-------------------------------------------------------------------------------
9. A valid trust, estate, or pension      The legal entity (Do not furnish
   trust                                  the identifying number of the
                                          personal representative or trustee
                                          unless the legal entity itself is not
                                          designated in the account
                                          title.) (5)
10. Corporate account                     The corporation
11. Religious, charitable or              The organization
    educational organization
    account
12. Partnership account                   The partnership
13. Association, club or other tax-       The organization
    exempt organization
14. A broker or registered nominee        The broker or nominee
15. Account with the Department of        The public entity
    Agriculture in the name of a
    public entity (such as a State or
    local governmental, school
    district or prison) that receives
    agricultural program payments
-------------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's Social Security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's Social Security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                      NUMBER (TIN) ON SUBSTITUTE FORM W-9
                                    Page 2

Obtaining a Number
If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding
Payees specifically exempted from backup withholding on ALL payments include the following:
  . A corporation.
  . A financial institution.
  . An organization exempt from tax under section 501(a) of the Internal
    Revenue Code of 1986, as amended (the Code), or an individual retirement plan.
  . The United States or any agency or instrumentality thereof.
  . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
  . A foreign government, a political subdivision of a foreign government or any agency or instrumentality thereof.
  . An international organization or any agency or instrumentality thereof.
  . A registered dealer in securities or commodities registered in the United
    States, or a possession of the United States.
  . A real estate investment trust.
  . A common trust fund operated by a bank under section 584(a) of the Code.
  . An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1) of the Code.
  . An entity registered at all times under the Investment Company Act of 1940 as amended.
  . A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
  . Payments to nonresident aliens subject to withholding under section 1441 of the Code.
  . Payments to partnerships not engaged in a trade or business in the United
    States and which have at least one nonresident partner.
  . Payments of patronage dividends where the amount received is not paid in money.
  . Payments made by certain foreign organizations.
  . Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:
  . Payments of interest on obligations issued by individuals.
    Note: You may be subject to backup withholding if this Interest is $600 or more and is paid in the course of the Payer's trade or business and you have not provided your correct taxpayer identification number to the payor.
  . Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).
  . Payments described in section 6049(b)(5) of the Code to nonresident aliens. . Payments on tax-free covenant bonds under section 1451 of the Code.
  . Payments made by certain foreign organizations.
  . Payments made to a nominee.

EXEMPT PAYEES DESCRIBED ABOVE MUST STILL COMPLETE THE SUBSTITUTE FORM W-9 ENCLOSED HEREWITH TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE SUBSTITUTE FORM W-9 WITH THE PAYOR, REMEMBERING TO CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER BELOW PART III OF THE FORM, WRITE EXEMPT IN PART II ON THE FACE OF THE FORM AND SIGN AND DATE THE FORM AND RETURN IT TO THE PAYOR.

Payments that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A(a), 6042, 6044, 6045, and 6049, 6050A and 6050N of the Code and their regulations.

Privacy Act Notice.--Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payors who must report the payments to IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payors must be given the numbers whether or not recipients are required to file a tax return. Payors must generally withhold 30% of taxable interest, dividends and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.

Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information with Respect to Withholding.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.